As filed with the Securities and Exchange Commission on March 6, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1368850
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

950 Winter Street

Waltham, MA 02451

(Address of principal executive offices) (Zip code)

Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan

Non-Plan Inducement Stock Option Award

(Full titles of the plans)

Neil S. Belloff

Chief Operating Officer and General Counsel

Eloxx Pharmaceuticals, Inc.

950 Winter Street

Waltham, MA 02451

(781) 557-5300

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Miguel J. Vega
Cooley LLP
500 Boylston Street
Boston, MA 02116
(617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share
2018 Equity Incentive Plan	3,794,544(2)	$3.14(3)	$11,914,869.16(3)	$1,546.55
Non-Plan Inducement Stock Option Award	69,000(4)	$6.65(5)	$458,850(5)	$59.56
Total	3,863,544 shares	—	$12,373,719.16	$1,606.11

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock (“Common Stock”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Registrant’s Common Stock.
(2)	Represents (i) 1,793,006 shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”) on January 1, 2019 and (ii) 2,001,538 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 Plan on January 1, 2020, pursuant to an “evergreen” provision contained in the 2018 Plan. Pursuant to such provision, on January 1 of each year through January 1, 2028, the number of shares authorized for issuance under the 2018 Plan is automatically increased by an amount equal to 5% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year.
(3)	Estimated in accordance with Rules 457(c) and (h) promulgated under the Securities Act solely for the purpose of calculating the registration fee on the basis of $3.14 per share, the average of the high and low prices of the Registrant’s Common Stock on March 3, 2020 as reported on the Nasdaq Stock Market.
(4)	Represents shares of common stock reserved for issuance upon the exercise of a stock option granted by the Registrant to Dr. John van Duzer as a material inducement to his acceptance of employment with the Registrant (the “Inducement Award”) in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules.
(5)	Estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the amount of the registration fee. The maximum offering price per share and the maximum aggregate offering price are calculated on the basis of $6.65 per share, the exercise price of the Inducement Award.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Eloxx Pharmaceuticals, Inc. (the “Company” or “Registrant”) for the purpose of registering an aggregate of 3,863,544 shares of Common Stock of the Company, $0.01 par value per share (“Common Stock”) comprised of (i) (a) 1,793,006 shares of Common Stock with respect to the calendar year commencing January 1, 2019 and (b) 2,001,538 shares of Common Stock with respect to the calendar year commencing January 1, 2020, that may be issued under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”) pursuant to the provisions of the 2018 Plan which provides for an annual automatic increase in the number of shares of Common Stock reserved for issuance under the 2018 Plan and (ii) 69,000 shares of Common Stock issuable upon the exercise of the inducement stock option award (the “Inducement Award”), with a per share exercise price of $6.65, granted to Dr. John van Duzer on January 15, 2018 to induce him to accept employment with the Registrant as Vice President, CMC. The Inducement Award, which was granted outside of the 2018 Plan, was approved by the Company’s Board of Directors and was issued pursuant to the inducement grant exception under Rule 5635(c)(4) of the Nasdaq Listing Rules. The Inducement Award vests in sixteen (16) equal quarterly installments over a four-year period commencing on the date of grant.

These additional shares of the Registrant’s Common Stock are securities of the same class as other securities for which prior Registration Statements of the Registrant on Form S-8 were previously filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 11, 2018 (File No. 333-224860), January 10, 2018 (File No. 333-222499) and February 5, 2015 (File No. 333-201891). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of such prior Registration Statements on Form S-8.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on March 6, 2020.

(b) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 14, 2020, February 26, 2020 and March 5, 2020, with the exception of any portions thereof that are not deemed “filed” with the Commission”.

(e) The description of Registrant’s Common Stock which is contained in a Registration Statement on Form 8-A filed on April 24, 2018, including any amendment or report filed for the purpose of updating such description.

(f) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Senesco Technologies, Inc. filed with the State of Delaware on January 22, 2007. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed on February 14, 2007, File No. 001-31326).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Senesco Technologies, Inc. filed with the State of Delaware on December 13, 2007. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed on February 14, 2008, File No. 001-31326).

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Senesco Technologies, Inc. filed with the State of Delaware on September 22, 2009. (Incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K filed on September 28, 2009, File No. 001-31326).

4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Senesco Technologies, Inc. filed with the State of Delaware on May 25, 2010. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 28, 2010, File No. 001-31326).

4.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Senesco Technologies, Inc. filed with the State of Delaware on December 22, 2011. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on February 14, 2012, File No. 001-31326).

4.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Senesco Technologies, Inc. filed with the State of Delaware on April 1, 2013. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 15, 2013, File No. 001-31326).

4.7	Certificate of Amendment to the Registrant’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on October 16, 2013. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on October 21, 2013, File No. 001-31326).

4.8	Certificate of Amendment to the Registrant’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on September 29, 2014. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on October 3, 2014, File No. 001-31326).

4.9	Certificate of Amendment to the Registrant’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on December 19, 2017. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on December 22, 2017, File No. 001-31326).

4.10	Certificate of Amendment to the Registrant’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on December 19, 2017. (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on December 22, 2017, File No. 001-31326).

4.11	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on December 27, 2017, File No. 001-31326).

4.12	Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K filed on March 16, 2018, File No. 001-31326).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on March 30, 2018, File No. 001-31326).

99.2	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on March 30, 2018, File No. 001-31326).

99.3	Israeli Sub-Plan under the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed on March 30, 2018, File No. 001-31326).

99.4	Form of Israeli Stock Option Grant Package under the Israeli Sub-Plan under the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed on March 30, 2018, File No. 001-31326).

99.5	Form of Restricted Stock Unit Grant Notice for non-Israeli employees (incorporated by reference to Exhibit 99.5 of the Registrant's Registration Statement on Form S-8 file on May 11, 2018, File No. 333-224860).

99.6	Form of Restricted Stock Unit Grant Notice for Israeli employees (incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q filed on August 10, 2018, File No. 001-31326).

99.7*	John van Duzer Stock Option Grant Notice and Stock Option Agreement, dated February 22, 2018.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on March 6, 2020.

ELOXX PHARMACEUTICALS, INC.

By:	/s/ Neil S. Belloff
Neil S. Belloff
Chief Operating Officer and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory C. Williams and Neil S. Belloff, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him or and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gregory C. Williams	Chief Executive Officer	March 6, 2020
Gregory C. Williams	(Principal Executive Officer)

/s/ Stephen MacDonald	Vice President, Finance and Accounting, and Treasurer	March 6, 2020
Stephen MacDonald	(Principal Accounting Officer)

/s/ Tomer Kariv	Chairman of the Board of Directors	March 6, 2020
Tomer Kariv

/s/ Ran Nussbaum	Director	March 6, 2020
Ran Nussbaum

/s/ Silvia Noiman	Director	March 6, 2020
Silvia Noiman, PhD

/s/ Gadi Veinrib	Director	March 6, 2020
Gadi Veinrib

/s/ Zafrira Avnur	Director	March 6, 2020
Zafrira Avnur, PhD

/s/ Martijn Kleijwegt	Director	March 6, 2020
Martijn Kleijwegt

/s/ Steven D. Rubin	Director	March 6, 2020
Steven D. Rubin

/s/ Jasbir Seehra	Director	March 6, 2020
Jasbir Seehra